Exhibit 99.4

WATTS WATER TECHNOLOGIES, INC.

EXECUTIVE INCENTIVE BONUS PLAN

I.                                        ESTABLISHMENT AND PURPOSE

The Watts Water Technologies, Inc. Executive Incentive Bonus Plan (the “Plan”) is hereby adopted by Watts Water Technologies, Inc. (the “Company”) effective January 1, 2014.    The purpose of the Plan is to (i) attract and retain highly qualified individuals; (ii) establish performance goals based on objective criteria; (iii) underscore the importance of achieving business objectives for the short and long term; and (iv) include in such individual’s compensation package an annual incentive component which is tied directly to the achievement of those objectives.  The Plan is designed to ensure that the bonuses paid hereunder to Covered Employees (as defined below) are deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and interpretations hereunder.  The Plan supersedes and replaces the prior Executive Incentive Bonus Plan, as amended and restated effective as of January 1, 2008.

II.                                   EFFECTIVE DATE; TERM

A.                                    The Plan will be effective as of January 1, 2014, subject to approval of the Plan by the stockholders of the Company.  Once effective, the Plan shall remain in effect until such time as it shall be terminated by the Committee (as defined below) or the Plan is not reapproved by stockholders as provided in Section X.  The Committee may terminate the Plan at any time; provided, however that except in the event of a Change in Control, the Committee may not terminate the Plan during any performance period without payment of a pro rata portion of any bonus based on the period of time elapsed during the performance period and a determination as to satisfaction of pro rata Performance Goals for such period. For this purpose, a “Change in Control” shall mean (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of stock of the Company are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the stock of the Company to an unrelated person or entity.

III.                              ADMINISTRATION

A.                                    Committee.  The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The Committee shall consist at least two directors, each of whom shall qualify as “outside directors” as defined under Section 162(m) of the Code and related Treasury regulations.

B.                                    Authority.  The Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the Plan.  For the avoidance of doubt, the Committee shall exercise any and all rights and duties under the Plan with respect to matters under Section 162(m) of the Code that are required to be determined in the sole and absolute discretion of the Committee.

C.                                    Determinations.  Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and/or administration of the Plan shall be final, conclusive and binding on all persons affected thereby. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

IV.                               ELIGIBILITY AND PARTICIPATION

Eligibility to participate in the Plan is limited to certain officers of the Company as determined and selected by the Committee (each a “Participant”), but including all individuals who are “covered employees” within the meaning of Code Section 162(m) and the regulations and published guidance thereunder (“Covered Employees”).

V.                                    BUSINESS CRITERIA

A.                                    Performance Goals.  A Participant may receive a bonus payment under the Plan based upon the attainment of performance objectives which are established by the Committee and relate to one or more of the business criteria listed in Appendix A with respect to the Company, any of its subsidiaries, divisions, business units, segments or regions or any individual (the “Performance Goals”), any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

B.                                    Adjustments.  At the time of establishment of the Performance Goals and within the time prescribed by, or otherwise in compliance with, Section 162(m) of the Code, the Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals.  Such adjustments may include one or more of the following items relating to:  (i) a change in accounting principle, (ii) financing activities, (iii) expenses for restructuring or productivity initiatives, (iv) other non-operating items, (v) acquisitions or dispositions, (vi) the business operations of an entity acquired by the Company during the performance period, (vii) discontinued operations, (viii) stock dividend, split, combination or exchange of stock, (ix) unusual or extraordinary events, transactions or developments, (x) amortization of intangible assets, (xi) other significant income or expense outside the Company’s core on-going business activities, (xii) other nonrecurring items, (xiii) goodwill or intangible writeoffs, or (xiv) changes in applicable law.  All such adjustments shall be made in compliance with Section 162(m) of the Code.

VI.                               BONUS DETERMINATIONS

A.                                    Bonus Formulas.  Any bonuses paid to Participants under the Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance objectives relating to the Performance Goals.  The Committee will select the Performance Goals applicable for each performance period.  Performance periods may be periods of one, two or three fiscal years of the Company, as specified by the Committee.  A performance period may be concurrent or consecutive.  Participants need not be employed on the first day of a performance period.  If a Participant becomes eligible to participate in the Plan during a performance period, the Committee shall determine if such Participant shall be eligible to participate in an award for such performance period and whether or not such award may be prorated for such period.

B.                                    Timing of Adoption.  Bonus formulas for Participants shall be adopted for each performance period by the Committee no later than the latest time permitted by Section 162(m) of the Code, but no later than 90 days after the commencement of the performance period and while the performance relating to the Performance Goal(s) remain substantially uncertain within the meaning of Section 162(m) of the Code.

C.                                    Reduction in Bonuses.  Although the Committee may in its sole discretion reduce a bonus payable to a Participant pursuant to the applicable bonus formula, the Committee shall have no discretion to increase the amount of a Participant’s bonus as determined under the applicable bonus formula.

D.                                    Limitations on Bonuses.  The maximum bonus payable to a Participant under the Plan shall not exceed $5,000,000 with respect to any performance period.

E.                                     Continued Employment.  The payment of a bonus to a Participant with respect to a performance period shall be conditioned upon the Participant’s employment by the Company on the last day of the performance period; provided, however, that in the discretion of the Committee, (i) full bonuses may be paid to Participants who have terminated employment due to disability or following a Change in Control, or to the designee or estate of a Participant who died during such period and (2) pro rata bonuses may be paid to a Participant whose employment is terminated during the performance period based on actual performance.

VII.                          ADDITIONAL CONDITIONS

A.                                    Additional Criteria.  Once a bonus formula is established under Section VI based on one or more of the Performance Goals, the Committee may with the consent of the Participant establish (and once established, rescind, waive or amend) additional conditions and terms of payment of awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it deems desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan.  However, the Committee shall have no authority to increase the amount of an award granted to any Participant or to pay an award under the Plan if the Performance Goal has not been satisfied.

B.                                    Compliance with 162(m).  Notwithstanding any other provision of the Plan, any bonus or award granted under this Plan shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

C.                                    Forfeiture and Claw-Back Provisions.  The Committee may provide that any bonuses paid under the Plan shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations thereunder, to the extent set forth in such claw-back policy.

VIII.                     PAYMENT OF AWARDS

A.                                    Form of Payment.  All awards shall be paid in (i) cash or (ii) with the consent of the Participant and the Committee, restricted stock units pursuant to the terms of the Company’s Management Stock Purchase Plan, as it may be amended from time to time, or any successor equity incentive plan thereto.

B.                                    Certification Required.  No awards shall be paid unless and until the Committee certifies, in writing, that (i) the amounts payable with respect to each award, (ii) no award exceeds the limitations set forth in Section VI and (iii) the amount payable to each Participant does not exceed the amount of the award granted to the Participant at the beginning of the performance period.

C.                                    Timing of Payments.  Awards shall be paid as soon as practicable following the end of the performance period, but in no event shall payment be made later than two and one half months following the end of the performance period.

IX.                              SPECIAL AWARDS AND OTHER PLANS

Nothing contained in the Plan shall prohibit the Company from granting awards or authorizing other compensation to any person under any other plan or authority or limit the authority of the Company to establish other special awards or incentive compensation plans providing for the payment of incentive compensation to employees (including those employees who are eligible to participate in the Plan).

X.                                   STOCKHOLDER APPROVAL

No awards shall be paid under the Plan unless and until the Company’s stockholders shall have approved the Plan and the Performance Goals as required by Section 162(m) of the Code.  So long as the Plan shall not have been previously terminated by the Company, it shall be resubmitted for approval by the Company’s stockholders in the fifth year after it shall have first been approved by the Company’s stockholders, and every fifth year thereafter.  In addition, the Plan shall be resubmitted to the Company’s stockholders for approval as required by Section 162(m) of the Code if it is amended in any way that changes the material terms of the Plan’s Performance Goals, including by materially modifying the Performance Goals, increasing the maximum bonus payable under the Plan or changing the Plan’s eligibility requirements.

XI.                              AMENDMENT OF THE PLAN

The Committee shall have the right to amend the Plan from time to time or to repeal it entirely or to direct the discontinuance of awards either temporarily or permanently; provided, however, that no amendment of the Plan that changes the maximum award payable to any

Participant or all Participants in the aggregate, as set forth in Section VI, or materially amends the definition of Performance Goals under Section V, shall be effective before approval by the affirmative vote of a majority of shares voting at a meeting of the shareholders of the Company.

XII.                         RIGHTS OF PLAN PARTICIPANTS

A.                                    No Right to Continued Employment.  Neither the Plan, nor the adoption or operation of the Plan, nor any documents describing or referring to the Plan (or any part hereof) shall confer upon any Participant any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause.

B.                                    No Right to Company Assets.  No individual to whom an award has been made or any other party shall have any interest in the cash or any other asset of the Company prior to such amount being paid.

C.                                    Awards Not Transferrable.  No right or interest of any Participant shall be assignable or transferable, or subject to any claims of any creditor or subject to any lien.

D.                                    No Right to Continued Participation.  In no event shall the Company be obligated to pay to any Participant an award for any period by reason of the Company’s payment of an award to such Participant in any other period, or by reason of the Company’s payment of an award to any other Participant or Participants in such period or in any other period.  Nothing contained in this Plan shall confer upon any person any claim or right to any payments hereunder.  Such payments shall be made at the sole discretion of the Committee.

E.                                     Forfeiture and Claw-Back Provisions.  The Committee may provide that any bonuses paid under the Plan shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations thereunder, to the extent set forth in such claw-back policy.

XIII.                    SECTION 409A

Awards under this Plan shall either be exempt from or be designed to comply with Section 409A of the Code.  Notwithstanding anything to the contrary in the Plan or any award, if and to the extent the Committee shall determine that the terms of any award may result in the failure of such award to be exempt from or comply with the requirements of Section 409A of the Code, or any applicable regulations or guidance promulgated by the Secretary of the Treasury in connection therewith, the Committee shall have authority to take such action to amend, modify, cancel or terminate the Plan or any award as it deems necessary or advisable, including without limitation:

1.                                      amendment or modification of the Plan or any award to conform the Plan or such award to the requirements of Section 409A of the Code or any regulations or other guidance thereunder (including, without limitation, any amendment or modification of the terms of any award regarding vesting, exercise, or the timing or form of payment);

2.                                      cancellation or termination of any unvested award, or portion thereof, without any payment to the Participant holding such award.

Any such amendment, modification, cancellation, or termination of the Plan or any award may adversely affect the rights of an Participant with respect to such award without the Participant’s consent.

XIV.                     MISCELLANEOUS

A.                                    Withholding.  The Company shall deduct all federal, state and local taxes required by law or Company policy from any award paid hereunder.

B.                                    Unfunded Plan.  The Plan shall be unfunded and is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.  Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.  Any accounts under the Plan are for bookkeeping purposes only and do not represent a claim against the specific assets of the Company.

C.                                    Severability.  Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.

D.                                    Governing Law.  The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware (without regard to principles of conflicts of law).

*  *  *  *  *

The Plan was duly authorized, approved and adopted by the Board of Directors of the Company on February 19, 2013, and was duly approved by the stockholders of the Company on May 15, 2013.

APPENDIX A

•                  earnings (either before or after one or more of the following:  (i) interest, (ii) taxes, (iii) depreciation and (iv) amortization)

•                  economic value-added (as determined by the Committee)

•                  sales or revenue

•                  net income (either before or after taxes)

•                  cash flow (including, but not limited to, operating cash flow and free cash flow)

•                  return on capital

•                  return on invested capital

•                  return on stockholders’ equity

•                  return on assets

•                  stockholder return

•                  return on sales

•                  gross or net profit

•                  productivity

•                  expenses

•                  operating margin

•                  operating efficiency

•                  customer satisfaction

•                  working capital

•                  earnings per share

•                  price per share of class A common stock

•                  market share

•                  costs

•                  cash flow conversion rate

•                  improvement of financial ratings

•                  gross operating profit

•                  capital deployment

•                  implementation or completion of critical projects

•                  funds from operations

•                  achievement of balance sheet of income statement objectives

•                  organizational or succession planning

•                  sales growth (organic and/or inorganic)

•                  improvements in capital structure

•                  productivity ratios

•                  operating efficiency

•                  enterprise value

•                  safety record

•                  completion of acquisitions or business expansions

•                  completion of dispositions of assets or business units

•                  working capital percentage to sales

•                  quality record

•                  on-time delivery

•                  inventory value

•                  inventory turns